                                                                    EXHIBIT 3.86




                                   CHARTER OF

                             TEAM HEALTH GROUP, INC.


                                    ARTICLE I

                  The name of the corporation is Team Health Group, Inc.

                                   ARTICLE II

                  The address of the corporation's registered office in this state, and the name of its registered agent at such address is:

The Corporation Trust Company
530 Gay Street
Knox County
Knoxville, Tennessee 37902

                                   ARTICLE III

                  The address of the corporation's principal office is:

1900 Winston Road
Third Floor
Knoxville, Tennessee 37919

                                   ARTICLE IV

                  The corporation is for profit.

                                    ARTICLE V

                  The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the Tennessee Business Corporation Act, as amended ("Act")

                                   ARTICLE VI

                  The total number of shares of all classes of stock that the corporation shall have authority to issue is 10,588,000 shares, of which 588,000 shares shall be designated as Class A Preferred Stock, of the par value of $1.00 per share, and 10,000,000 shares shall be designated as Common Stock, of the par value of $.10 per share.

                             CLASS A PREFERRED STOCK

                  1.       DIVIDENDS.

                  The holders of shares of Class A Preferred Stock shall not be entitled to receive any dividends with respect to the Class A Preferred Stock.

                  2.       VOTING RIGHTS.

                  Except as otherwise provided by law, the shares of Class A Preferred Stock shall not have any voting rights, either general or special, except that:

         a. Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the consent of the holders of at least 66-2/3% of all of the shares of the Class A Preferred Stock at the time outstanding, given in person or by proxy, either in writing or by a vote at a meeting called for that purpose at which the holders of shares of Class A Preferred Stock shall vote together as a separate class, shall be necessary for authorizing, effecting or validating the amendment, alteration or repeal of any of the provisions of the Charter of the corporation or of any amendment thereto which would adversely affect the preferences, rights, powers or privileges of the Class A Preferred Stock;

         b. Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the consent of the holders of at least 66-2/3% of all of the shares of the Class A Preferred Stock and all other series of preferred stock ranking on a parity with shares of the Class A Preferred Stock, given in person or by proxy, either in writing or by a vote at a meeting called for that purpose at which the holders of shares of the Class A Preferred Stock and such other series of preferred stock shall vote together as a single class without regard to series, shall be necessary for authorizing, effecting or validating the creation, authorization or issue of any shares of any class of stock of the corporation ranking prior to the shares of the Class A Preferred Stock upon liquidation or the reclassification of any authorized stock of the corporation into any such prior shares, or the creation, authorization or issue of any obligation or security convertible into or evidencing the right to purchase any such prior shares.

                  3.       CONVERSION.

         a. Each share of Class A Preferred Stock shall automatically be converted into shares of Common Stock at the ten-effective conversion price ("Conversion Price") upon the earlier of (the "Conversion Date") (i) immediately prior to the closing of a firm commitment, underwritten public offering pursuant to an effective registration statement, under the Securities Act of 1933, as amended (the "Securities Act"), covering the offer and sale of the corporation's Common Stock at an aggregate offering price of not less than $15,000,000, other than a registration relating solely to a transaction under Rule 145 under the Securities Act (or any successor thereto) or to an employee benefit plan of the corporation, or (ii) on March 31, 1998, or (iii)
                  immediately prior to any voluntary or involuntary liquidation, dissolution, or winding up of the corporation. The merger or consolidation of the corporation into or with another corporation in which this corporation shall not survive and in which the stockholders of the corporation shall own less than fifty (50%) percent of the voting securities of the surviving corporation or the sale, transfer or lease (but not including a transfer or lease by pledge or mortgage to a bona fide lender) of all or substantially all of the assets of the corporation shall be deemed to be a liquidation, dissolution or winding up of the corporation as those terms are used in this Article VI. The number of shares of Common Stock into which each share of the Class A Preferred Stock shall be converted shall be determined by dividing $40.00 by the Conversion Price determined in the manner hereinafter provided at the Conversion Date.

          b. (i) The Conversion Price in the case of a firm commitment, underwritten public offering as provided above shall be the price at which such shares of Common Stock are initially offered to the public;

                           (ii) If the after-tax earnings of the corporation as
                  shown in a statement of profits and losses for the year ended March 31, 1998, audited by the corporation's certified public accountants, which statement shall fairly present the results of operations for that year and have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with that of the preceding years (the "Earnings") are $12,500,000 or less, the Conversion Price on March 31, 1998 shall be $40.00. If the Earnings exceed $12,500,000, the Conversion Price on March 31, 1998 shall be equal to (A) the Earnings, less (B) $12,500,000, divided by
                  (C) 2, plus (D) $3,900,000 divided by (E) the Earnings, divided into (F) 490,000, less (G) 980,000, and divided into
                  (H) 23,520,000;

                           (iii) Upon the liquidation, dissolution or winding up
                  of the corporation, the Conversion Price shall be $8.16 if the total value of or received by the corporation, as appropriate, in such transaction (the "Liquidation Value") is $31,520,000 or less. If the Liquidation Value exceeds $31,520,000, the Conversion Price shall be equal to (A) the Liquidation Value, less (B) $31,520,000, divided by (C) 2, plus (D) $4 million, divided by (E) the Liquidation Value, divided into (F) 490,000, less (G) 980,000, and divided into (H) 23,520,000. In the event of any liquidation, dissolution or winding up of the corporation, which will involve the distribution of assets other than cash, the corporation shall promptly engage competent independent appraisers to determine the Liquidation Value (it being understood that with respect to the valuation of securities, the corporation shall engage such appraisers as shall be approved by the holders of a majority of shares of the corporation's outstanding Class A Preferred Stock). The corporation shall, upon receipt of such appraiser's valuation, give prompt written notice to each holder of shares of Class A Preferred Stock of the appraiser's valuation.

         c. From and after the applicable Conversion Date, the shares of Class A Preferred Stock will cease to be outstanding and the holders thereof shall cease to be shareholders with respect to such shares and shall have no interest in or claim against the corporation with respect to such shares other than to receive the shares of Common Stock of the corporation to which the shares of Class A Preferred Stock have been converted, upon surrender of their certificates of Class A Preferred Stock with endorsement thereon if required.

         d. No fractional shares of Common Stock or script shall be issued upon conversion of shares of Class A Preferred Stock. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of Class A Preferred Stock, the corporation shall pay a cash adjustment in respect of such fractional interest equal to the fair market value of such fractional interest as determined by the corporation's Board of Directors.

         e. To the extent ascertainable, the corporation shall at all times reserve and keep available, out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of the Class A Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all shares of Class A Preferred Stock from time to time outstanding. The corporation shall from time to time (subject to obtaining necessary director and shareholder action) in accordance with the laws of the State of Tennessee, increase the authorized amount of its Common Stock if at any time the authorized number of shares of Common Stock remaining unissued shall not be sufficient to permit the conversion of all the shares of Class A Preferred Stock at the time outstanding.

         f. If any shares of Common Stock to be reserved for the purpose of conversion of shares of Class A Preferred Stock require registration or listing with or approval of any governmental authority, stock exchange or other regulatory body under any federal or state law or regulation or otherwise, before such shares may be validly issued or delivered upon conversion, the corporation will in good faith and as expeditiously as possibly endeavor to secure such registration, listing or approval, as the case may be.

         g. All shares of Common Stock which may be issued upon conversion of the shares of the Class A Preferred Stock will upon issuance by the corporation be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.

         h. In case the outstanding cares of Class A Preferred Stock shall be subdivided into a greater number of shares of Class A Preferred Stock, the Conversion Price shall be proportionally increased, and, conversely, in case outstanding shares of Class A Preferred Stock shall be combined into a smaller number of shares of Class A Preferred Stock, the Conversion Price shall be proportionally reduced, so that, in either event, the holders of the Class A Preferred Stock will receive the number of shares of Common Stock to which they would have been entitled if the subdivision or combination had not taken place.

                           i. In case the corporation shall (A) declare a
                  dividend on its Common Stock in shares of Common Stock, (B) subdivide its outstanding shares of Common Stock, or (C) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, the Conversion Price in effect at the time of the record date or of the effective date of such subdivision or combination shall be proportionately adjusted so that the holder of any share of Class A Preferred Stock surrendered for conversion after such time shall be entitled to receive the kind and amount of shares which he would have owned or have been entitled to receive had such shares of Class A Preferred Stock been converted immediately prior to such time. Such adjustment shall be made successively whenever any event listed above shall occur.

                           j. The corporation will not, by amendment of its
                  Charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of any securities, or any other voluntary action, avoid or seek to avid the observance or performance of any of the terms to be observed or performed hereunder by the corporation, but will at all times in good faith assist in the carrying out of all the provisions of its Charter and the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Class A Preferred Stock against impairment.

                           k. Upon the occurrence of each event of conversion,
                  the corporation at its expense shall promptly compute the Conversion Price in accordance with the terms hereof, cause independent public accountants selected by the corporation to verify such computation, and prepare and furnish to each holder of Class A Preferred Stock a certificate setting forth such Conversion Price and the number of shares of Common Stock which are to be received upon the conversion of each share of Class A Preferred Stock and showing in detail the facts upon which such computation is based.

                  4.       OPTIONAL REDEMPTION.

                           a. All but not less than all of the Class A Preferred
                  Stock is redeemable in whole but not in part at any time at the option of the corporation upon the vote of at least 70% of all directors of the corporation at the redemption price ("Redemption Price") of $40 per share in cash.

                           b. In case the outstanding shares of Class A
                  Preferred Stock shall be subdivided into a greater number of shares of Class A Preferred Stock, the Redemption Price shall be proportionately reduced, and conversely, in case outstanding shares of Class A Preferred Stock shall be combined into a smaller number of shares of Class A Preferred Stock, the Redemption Price shall be proportionately increased, so that the holder of any share of Class A Preferred Stock after such subdivision or combination shall be entitled to receive the same total amount on redemption that he would have received had such share of Class A Preferred Stock been redeemed immediately prior to such subdivision or combination.

                           c. Notice of redemption will be mailed at least
                  fifteen (15) days but not more than sixty (60) days before the redemption date to each holder of record of shares of Class A Preferred Stock at the address shown on the stock books of the corporation (but no failure to mail such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for such redemption.

                           d. From and after the redemption date, the shares of
                  Class A Preferred Stock will cease to be outstanding to the holders thereof shall cease to be shareholders with respect to such shares and shall have no interest in or claim against the corporation with respect to such shares other than to receive the Redemption Price for the shares of Class A Preferred Stock which had been redeemed, upon surrender of their certificates of Class A Preferred Stock with endorsement thereon if required.

                                  COMMON STOCK

                  The Common Stock shall have unlimited voting rights. Holders of Common Stock are entitled to one vote for each share at all meetings of shareholders and have no preemptive or other rights to subscribe for additional shares. There are no cumulative voting rights. Holders of Common Stock are entitled to such dividends as may be declared by the Board of Directors from time to time out of funds legally available therefor. The holders of Common Stock are entitled to share ratably in any assets remaining after satisfaction of all prior claims upon liquidation of the corporation.

                            ISSUANCE OF CAPITAL STOCK

                  The issuance of the corporation of shares of capital stock of the corporation to the initial shareholders of the corporation and their immediate family members shall require the vote of at least 70% of all directors of the corporation.

                                   ARTICLE VII

                  Except as otherwise provided in this Charter, whenever the vote of shareholders of any class of the capital stock of the corporation at a meeting of such shareholders is required or permitted to be taken for or in connection with any corporate action, the meeting and vote of such shareholders may be dispensed with and such action may be taken with the written consent of shareholders holding shares of the capital stock of the corporation with voting power of not less than the minimum percentage of the vote required by statute, this Charter or the bylaws of the corporation for the proposed corporate action, provided that prompt notice shall be given to all shareholders of the corporation of the taking of such corporate action without a meeting of the shareholders and by less than unanimous consent.

                                  ARTICLE VIII

                  The name and mailing address of the incorporator is:

Norman R. Miller
Boult, Cummings, Conners & Berry
414 Union Street, Suite 1600
Nashville, Tennessee 37219

                                   ARTICLE IX

                  The corporation may indemnify and advance expenses to persons who are or were directors or officers of the corporation in accordance with the Act.

                                    ARTICLE X

                  No person who is or was a director of this corporation, nor his heirs, executors or administrators, shall be personally liable to this corporation or its shareholders, and no such person may be sued by the corporation or its shareholders, for monetary damages for breach of fiduciary duty as a director; provided, however, that this provision shall not eliminate or limit the liability of any such party (i) for any breach of a director's duty of loyalty to the corporation or its shareholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) for unlawful distributions under Section 48-18-304 of the Act.

                  Any repeal or modification of the provisions of this Article X, directly or by the adoption of an inconsistent provision of this charter, shall not adversely affect any right or protection set forth herein in favor of a particular individual at the time of such repeal or modification.

                                   ARTICLE XI

                  In addition to the requisite vote of shareholders of the corporation, the vote of 70% of all directors of the corporation is required to amend, alter or repeal Article VI of this Charter.


                  Dated: March 29, 1994.


                                                  /s/ Norman R. Miller
                                                  --------------------
                                                  Norman R. Miller, Incorporator

                              ARTICLES OF AMENDMENT
                                TO THE CHARTER OF
                             TEAM HEALTH GROUP, INC.



         Pursuant to the provisions of Section 48-20-101 through Section 48-20-106 of the Tennessee Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Charter:

         1.       The name of the corporation is Team Health Group, Inc.

         2.       The text of each amendment adopted is:

                           The first paragraph of Article Six shall be deleted in its entirety and the following shall be inserted in lieu thereof:

                           The total number of shares of all classes of stock that the corporation shall have authority to issue is 10,609,326 shares, of which 609,326 shares shall be designated as Class A Preferred Stock, no par value per share, and 10,000,000 shares shall be designated as Common Stock, no par value per share.

         3. The amendment was duly adopted on December 30, 1994 by the shareholders.


December 30, 1994                          TEAM HEALTH GROUP, INC.


                                           By: /s/ G. Edward Alexander
                                               ---------------------------
                                               G. Edward Alexander, Jr.
                                               Chief Financial Officer

                               ARTICLES OF MERGER
                                       PF
                              PPS ACQUISITION, INC.
                                      INTO
                             TEAM HEALTH GROUP, INC.


         PPS ACQUISITION, INC., a Tennessee corporation ("PPSA") and TEAM HEALTH GROUP, INC., a Tennessee corporation ("Team Health"), acting pursuant to Sections 48-21-105 and 48-21-107 of the Tennessee Business Corporation Act, as amended, hereby adopt the following Articles of Merger:

         1.       The Plan of Merger is attached hereto.

         2. The Plan of Merger was duly adopted and approved by the affirmative vote of the required percentage of holders of the issued and outstanding voting stock of PPSA entitled to vote thereon, by written consent in lieu of a meeting, dated as of June 27, 1995.

         3. The Plan of Merger was duly adopted and approved by the affirmative vote of the required percentage of holders of the issued and outstanding voting stock of Team Health entitled to vote thereon at a meeting held on June 27, 1995.

         4. This merger is to be effective when these Articles of Merger are filed by the Secretary of State.

         Dated as of this 27th day of June 1995.


                                     PPS ACQUISITION, INC.


                                     By: /s/ Gary L. Groves
                                         ----------------------
                                         Gary L. Groves, M.D., President


                                      TEAM HEALTH GROUP, INC.


                                      By: /s/ Lynn Massingale
                                          -----------------------
                                          Lynn Massingale, M.D., F.A.C.E.P.,
                                          President and Chief Executive Officer

                      ARTICLES OF AMENDMENT TO THE CHARTER

                                       OF

                             TEAM HEALTH GROUP, INC.

         Pursuant to the provisions of Section 48-20-106 of the Tennessee Business Corporation Act, the undersigned corporation adopts the following articles of amendment to its charter:

         1.       The name of the Corporation is Team Health Group, Inc.

         2.       The text of the amendment adopted is as follows:

                           Article I of the Charter of Team Health Group, Inc.
                  is hereby deleted in its entirety and the following inserted in lieu thereof:

                           1. The name of the corporation is TEAM HEALTH, INC.

         3.       The Corporation is a for-profit corporation.

         4. The amendment was duly adopted by the Board of Directors of the Corporation as of the 7th day of March, 1997, and pursuant to Section 48-20-102 of the Tennessee Business Corporation Act, does not require shareholder approval.


         IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 7th day of March, 1997.




 3/7/97                                          TEAM HEALTH GROUP, INC.
--------------                                   -------------------
Signature Date                                   Name of Corporation



 Vice President                                  /s/ Harold C. Knight
 --------------                                  --------------------
Signer's Capacity                                Signature


                                                 Harold C. Knight, Jr.
                                                 ---------------------
                                                 Name (typed or printed)

                               ARTICLES OF MERGER

                                       OF

                             TEAM HEALTH GROUP, INC.
                         (A NORTH CAROLINA CORPORATION)

                                      INTO

                             TEAM HEALTH GROUP, INC.
                            (A TENNESSEE CORPORATION)

                  Pursuant to the provisions of Section 48-21-107 of the Tennessee Business Corporation Act, the undersigned corporations adopt the following Articles of Merger to effect the merger of a foreign wholly owned subsidiary into a domestic parent corporation.

                  1. a. The attached Plan of Merger (Exhibit "A"), was approved by each of the undersigned corporations in the manner prescribed by the Tennessee Business Corporation Act.

                  b. As to Team Health Group, Inc., a North Carolina Corporation, the Plan of Merger and the performance of its terms where duly authorized by all action required by the Business Corporation Act of the State of North Carolina, and by its charter.

                  2. Approval by the Shareholders of each corporation that is a party to the merger is not required by the Tennessee Business Corporation act, T.C.A. section 48-21-105.

                  3. AS to the subsidiary corporation, Team Health Group, Inc., ( a North Carolina Corporation), the plan was duly adopted and approved by the Board of Directors by the written consent of all Directors on December 12, 1995.

                  4. As to the parent corporation Team Health Group, Inc., (a Tennessee Corporation), the plan was duly adopted and approved by the Board of Directors by the written consent of all Directors on December 12, 1995.

                  5. These Articles of Merger shall take effect on December 31, 1995.

                  6. The parent corporation, being the sole shareholder of the wholly owned subsidiary, has waived the requirement of mailing a copy of the Plan of Merger pursuant to T.C.A. Section 48-21-105(c).

                  IN WITNESS WHEREOF, these Articles of Merger are executed and approved on behalf of the parties to the merger by the undersigned, pursuant to the authorization of the directors of each corporation.

                  Dated: December 12, 1995.

                             TEAM HEALTH GROUP, INC.
                             (a North Carolina Corporation)


                             By:     /s/
                                   ------------------------------
                             Its:
                                   ------------------------------

                             TEAM HEALTH GROUP, INC.
                             (a Tennessee Corporation)


                             By:     /s/
                                   ------------------------------

                             Its:     Secretary
                                   ------------------------------

                               ARTICLES OF MERGER

                                       OF

                        AMERICARE MEDICAL SERVICES, INC.

                                      INTO

                             TEAM HEALTH GROUP, INC.
                            (A TENNESSEE CORPORATION)

                  Pursuant to the provisions of Sections 48-21-105 and 48-21-107 of the Tennessee Business Corporation Act, the undersigned corporations, each of which is a Tennessee Corporation, adopt the following Articles of Merger:
                  1. The attached Plan of Merger (Exhibit "A"), was approved by each of the undersigned corporations in the manner prescribed by the Tennessee Business Corporation Act.
                  2. Approval by the Shareholders of each corporation that is a party to the merger is not required by the Tennessee Business Corporation Act.
                  3. As to Americare Medical Services, Inc., a Tennessee corporation, the plan was duly adopted by the Board of Directors on December 26, 1996.
                  4. As to Team Health Group, Inc., a Tennessee corporation, the plan was duly adopted by the Board of Directors on December 26, 1996.
                  5. These Articles of Merger shall take effect on January 1, 1997.

                  IN WITNESS WHEREOF, these Articles of Merger are executed and approved on behalf of the parties to the merger by the undersigned, pursuant to the authorization of the directors and the sole shareholder of each corporation.

                  Dated: December 26, 1996


                                  AMERICARE MEDICAL SERVICES, INC.
                                  a Tennessee Corporation


                                  By:  /s/ H. Lynn Massingale
                                       --------------------------------
                                       H. Lynn Massingale, M.D.

                                  Its:    President


                                  TEAM HEALTH GROUP, INC.
                                  a Tennessee Corporation


                                  By: /s/ H. Lynn Massingale
                                      --------------------------------
                                      H. Lynn Massingale, M.D.

                                  Its:    President




                                        2